                                                                   Exhibit 10.27


Exhibit 10.27 to Registration Statement on             CONFIDENTIAL INFORMATION
Form S-4 of RSL Communications PLC                     OMITTED WHERE INDICATED
and RSL Communications, Ltd.                           BY "[*]" AND FILED
                                                       SEPARATELY WITH THE
                                                       COMMISSION PURSUANT TO
                                                       A REQUEST FOR
                                                       CONFIDENTIAL TREATMENT
                                                       UNDER RULE 406 OF THE
                                                       SECURITIES ACT OF 1933


                            ASSET PURCHASE AGREEMENT


                                 by and between


                               RSL COM FRANCE S.A.


                                       and


                      SPRINT TELECOMMUNICATIONS FRANCE INC.


                                As of May 8, 1996

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE 1. ASSET PURCHASE AND SALE .........................................  1
     Section 1.1.  Agreement to Sell .......................................  1
     Section 1.2.  Included Assets .........................................  2
     Section 1.3.  Excluded Assets .........................................  2
     Section 1.4.  Agreement to Purchase ...................................  3
     Section 1.5.  The Purchase Price ......................................  3
     Section 1.6.  Assumption of Assumed Obligations .......................  4
     Section 1.7.  Excluded Liabilities ....................................  4
     Section 1.8.  Prorations ..............................................  5

ARTICLE 2. ITEMS DELIVERED; FURTHER ASSURANCES .............................  6
     Section 2.1.  Items Delivered .........................................  6
     Section 2.2.  Further Assurances ......................................  7

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLER ........................  7
     Section 3.1.  Corporate Organization; Good Standing; Etc ..............  7
     Section 3.2.  Authorization, Etc ......................................  7
     Section 3.3.  Absence of Restrictions and Conflicts ...................  7
     Section 3.4.  Ownership of Assets and Related Matters .................  8
     Section 3.5.  Financial Statements ....................................  8
     Section 3.6.  Litigation; Compliance With Law .........................  9
     Section 3.7.  Brokers, Finders, etc ...................................  9
     Section 3.8.  Consents ................................................  9
     Section 3.9.  Contracts ...............................................  9
     Section 3.10. Intellectual Property ...................................  9
     Section 3.11. Environmental Matters ................................... 10
     Section 3.12. Permits and Approvals ................................... 10
     Section 3.13. Sufficiency of Assets ................................... 10
     Section 3.14. Customer Contracts ...................................... 10
     Section 3.15. Disclosure .............................................. 10
     Section 3.16. Declarations of Seller Pursuant to Article 12
                   of the French Law of June 29,1935 ....................... 10

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER ..................... 11
     Section 4.1.  Organization ............................................ 11
     Section 4.2.  Authorization ........................................... 11
     Section 4.3.  Absence of Restrictions and Conflicts ................... 11
     Section 4.4.  Brokers, Finders, Etc ................................... 12
     Section 4.5.  Consents ................................................ 12

                                                                            Page
                                                                            ----
     Section 4.6.  Disclosure .............................................. 12

ARTICLE 5. CERTAIN COVENANTS AND AGREEMENTS ................................ 12
     Section 5.1.  Public Announcements .................................... 12
     Section 5.2.  Registration Duties ..................................... 13
     Section 5.3.  Sale of Assets and IDDD Business ........................ 13
     Section 5.4.  Customer Contracts ...................................... 14
     Section 5.5.  Accounts Receivable ..................................... 14
     Section 5.6.  Access to Records ....................................... 15
     Section 5.7.  Domestic Access Lines ................................... 16
     Section 5.8.  Miscellaneous Agreements ................................ 16
     Section 5.9.  Telephone Numbers ....................................... 16

ARTICLE 6. INDEMNIFICATION ................................................. 17
     Section 6.1.  Indemnification Obligations of Seller ................... 17
     Section 6.2.  Indemnification Obligations of Purchaser ................ 17
     Section 6.3.  Indemnification Procedure ............................... 18
     Section 6.4.  Claims Period ........................................... 19
     Section 6.5.  Maximum Liability ....................................... 20
     Section 6.6.  Threshold Liability ..................................... 20
     Section 6.7.  Jurisdiction and Forum .................................. 20
     Section 6.8.  Compliance with Bulk Sales Laws ......................... 22

ARTICLE 7. MISCELLANEOUS PROVISIONS ........................................ 22
     Section 7.1.  Notices ................................................. 22
     Section 7.2.  Computation of Time ..................................... 23
     Section 7.3.  Assignment; Successors in Interest ...................... 23
     Section 7.4.  Investigations; Representations and Warranties .......... 24
     Section 7.5.  Number; Gender .......................................... 24
     Section 7.6.  Captions ................................................ 24
     Section 7.7.  Controlling Law; Integration; Amendment ................. 24
     Section 7.8.  Severability ............................................ 24
     Section 7.9.  Counterparts ............................................ 25
     Section 7.10. Remedies ................................................ 25
     Section 7.11. Enforcement of Certain Rights ........................... 25
     Section 7.12. Waiver .................................................. 25
     Section 7.13. Fees and Expenses ....................................... 25
     Section 7.14. French Translation ...................................... 25
     Section 7.15. Accounting Books of the IDDD Business ................... 25
     Section 7.16. Acknowledgment .......................................... 26
     Section 7.17. Discharge ............................................... 26
     Section 7.18. Formalities ............................................. 26

                                    SCHEDULES
Schedule                                                                Number
--------                                                                ------
Machinery and Equipment                                                 1.2(a)
Contracts, Agreements and Other Instruments                             l.2(b)
Customer Contracts                                                      1.2(c)
Business Licenses and Permits                                           1.2(d)
Software                                                                1.2(f)
Encumbrances or Imperfections in Title                                  3.4
Litigation                                                              3.6
Consents                                                                3.8
Enforceability of Agreements                                            3.9
Sufficiency of Assets                                                   3.13
Customer Contract Terminations                                          3.14
Consents                                                                4.5
Miscellaneous Agreements                                                5.8

                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT, dated as of May 8, 1996 (the "Agreement"), between RSL
Com France S.A., a French corporation ("Purchaser") with a capital of FF
250,000 divided into 25,000 shares of a par value of FF 10 each, having its registered office at 164, bis, Avenue Charles de Gaulle at Neulily-sur-Seine (92522) and registered at the Registry of Commerce and Companies of Nanterre under the provisional number 96B03 125, represented by Mr. Itzhak Fisher empowered pursuant to a power of attorney dated May 5, 1996, from Mr. Richard Williams, acting as President of Purchaser, and Sprint Telecommunications France Inc., a company incorporated under the laws of the State of Delaware, U.S.A. ("Seller"), with a French branch located at 164, bis, Avenue Charles de Gaulle at Neulily-sur-Seine (92522), and registered at the Registry of Commerce and Companies of Nanterre under the number B 393 367 495, represented by Mr. Dennis Piper empowered pursuant to a power of attorney dated April 8, 1996, from Donald
S. Parker, acting as Vice President, Secretary and Director of Seller.

                                  WITNESSETH:

      WHEREAS, Seller operates an international direct distance dialing business in France (the "IDDD Business");

      WHEREAS, Seller and Purchaser desire to enter into this Agreement pursuant to which Seller proposes to sell to Purchaser, and Purchaser proposes to purchase from Seller, certain assets related to the IDDD Business and Purchaser proposes to assume certain of the liabilities of Seller related to the IDDD Business;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                             ASSET PURCHASE AND SALE

      Section 1.1. Agreement to Sell. Except as otherwise specifically provided in this Article I, Seller hereby grants, sells, conveys, assigns, transfers and delivers to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the Assets (as hereinafter defined) as of the date hereof, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever except Permitted Liens (as hereinafter defined) and Assumed Obligations (as hereinafter defined).

      Section 1.2. Included Assets. The assets (the "Assets") shall include the following assets, properties and rights of Seller as of the date hereof:

            (a) All machinery, equipment, business machines, vehicles, furniture, fixtures, leasehold and building improvements and other tangible property of Seller used in connection with the IDDD Business and listed on Schedule 1.2(a) hereto.

            (b) All right, title and interest of Seller in the contracts, agreements and other instruments relating to the IDDD Business and listed on Schedule l.2(b) hereto;

            (c) All right, title and interest of Seller in the customer contracts related to the IDDD Business, including, without limitation, those listed on Schedule 1.2(c) hereto;

            (d) All business licenses and permits of Seller relating to the IDDD Business, which licenses and permits are listed on Schedule 1.2(d) hereto, except as otherwise provided in Section 1.3(g) hereof;

            (e) All customer lists, customer credit information, sales records, database information, invoice files and correspondence files of Seller used in or relating to the IDDD Business;

            (f) All right, title and interest of Seller in the software dedicated to or used in connection with the IDDD Business and listed on
      Schedule 1.2(f) hereto; and

            (g) All prepaid expenses of Seller related to the IDDD Business.

      Section 1.3. Excluded Assets. Notwithstanding anything to the contrary contained herein, it is agreed that Seller is not selling and Purchaser is not buying the following assets of Seller (hereinafter collectively referred to as "Excluded Assets"):

            (a) Cash, cash equivalents and marketable securities of Seller as of the date hereof;

            (b) All accounts receivable of Seller as of the date hereof and all accounts receivable of Seller which arise after the date hereof to the extent that such accounts receivable relate to the provision by Seller of products or services prior to the date hereof, it being understood that the account receivables will be collected in the manner described in
      Section 5.5;

            (c) All notes receivable, deposits and advances of Seller as of the date hereof, except as otherwise provided in Section 1.2(g);

            (d) All tradenames, trademarks and other intellectual property rights of Sprint Corporation and its affiliates used by Seller in connection with the IDDD Business, other than the software listed on
      Schedule 1.2(f) hereto;

            (e) All assets of Seller used in Seller's data, messaging services and card businesses (collectively, the "Data Business");

            (f) The stock record books and minute books of Seller; and

            (g) Any business licenses, permits or other intangibles (including federal and state tax and employment identification numbers) of Seller which by their nature are nonassignable.

      Section 1.4. Agreement to Purchase. Purchaser hereby purchases the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (as hereinafter defined) and the assumption by Purchaser of the Assumed Obligations as provided in Section 1.6 hereof.

      Section 1.5. The Purchase Price. The present sale of the IDDD Business is consented to and accepted for a price of [*] excluding Taxes (the "Purchase Price"), receipt of which is hereby acknowledged. The Purchase Price is divided between:

      -     the intangible assets, which amount to:           [*]

      -     the tangible assets (material) which amount to:   [*]

      -     the Assumed Obligations, which amount to:         US $0 Pour Memoire

      TOTAL                                                   [*]

      The division of the Purchase Price established above is rendered solely for the purposes of satisfying the provisions of the French Law of March 17, 1909, and may not be invoked by any person whatsoever notwithstanding the evaluations that could be made by any expert evaluations whatsoever.

      The sale of non-real estate investment goods (bien mobiliers d'investissement) described in this Agreement constitutes a "universalite partielle de biens" under the meaning of Administrative Order 31-6-90 of February 22, 1990, ss. 3.1, Purchaser undertakes, in order that the Tax waiver apply:

[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

            (a) to complete at a later date, should it be necessary, the regularisations provided for in Articles 210 and 215 of Annex 88 of the General Tax Code and which Seller would have had to complete if it had continued to use the goods; and

            (b) to submit to VAT later sales of non-real estate investment goods.

      Consequently, Seller shall be dispensed with completing the regularisation provided for Article 210 of Annex II of the General Tax Code.

      Furthermore, Purchaser undertakes to file with the competent Tax authority two (2) versions of the undertaking on which the Tax waiver is conditioned, in conformance with the above-mentioned Instruction at ss. 3.2.

      Section 1.6. Assumption of Assumed Obligations. Purchaser hereby assumes and agrees to pay, perform and discharge all unperformed and unfulfilled obligations of Seller as of the date hereof which are required to be performed and fulfilled subsequent to the date hereof under the contracts, agreements, licenses, permits and other instruments assigned to Purchaser pursuant to subsections (b), (c) and (d) of Section 1.2 hereof (hereinafter collectively referred to as the "Assumed Obligations"), it being acknowledged and agreed by the parties hereto that Purchaser is not assuming any monetary liability of Seller and is only agreeing to perform Seller's obligations under such instruments arising after the date hereof.

      Section 1.7. Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, other than the Assumed Obligations, Purchaser has not assumed, agreed to pay, discharge or perform or incurred any liability or obligation under this Agreement or otherwise become responsible in respect of any liability or obligation of Seller, including, without limitation, any liability or obligation of Seller to Sprint Corporation or any of its affiliates (the "Excluded Liabilities"). Without limiting the generality of the foregoing and notwithstanding anything in Section 1.6 to the contrary, Purchaser has not assumed and shall not be liable for any of the following liabilities or obligations of Seller:

            (a) Any federal, state, local or foreign income, capital gains, profits, gross receipts, payroll, capital stock, franchise, employment, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, mining, value-added, investment credit recapture, alternative or add-on minimum, environmental, estimated or other taxes, duties or assessments of any kind, including any interest, penalty and additions imposed with respect to such amounts (collectively, "Taxes") levied by any foreign, federal, state or local taxing authority, except to the extent otherwise provided pursuant to Section 1.8 hereof;

            (b) Any liabilities or obligations of Seller for severance or similar payments to employees which arise as a result of consummation of the transactions contemplated hereby and, except as otherwise provided pursuant to Section 6.2, any other liabilities or obligations of Seller which arise out of or are incurred with respect to this Agreement and the transactions contemplated hereby (including, without limitation, Seller's legal and accounting fees);

            (c) Any liabilities or obligations of Seller which are not directly incident to or arising out of or incurred with respect to the Assets;

            (d) Any liabilities or obligations of Seller arising under any governmental statute, code, rule, regulation, ordinance, decree, order or other requirement or law relating to (i) the protection of human health and safety or the environment (collectively, "Environmental Laws") or (ii) labor or employment with respect to the conduct of the IDDD Business or conditions in connection with the IDDD Business prior to the date hereof;

            (e) Any accounts payable or trade payables of Seller;

            (f) Any liabilities or obligations of Seller to Sprint Corporation or any affiliate of Seller or Sprint Corporation;

            (g) Any liabilities or obligations of Seller to the extent related to the Excluded Assets;

            (h) Any liabilities or obligations of Seller accruing prior to the date hereof to the extent that Seller or any of its affiliates is actually reimbursed therefor under its insurance policies; and

            (i) Any liabilities or obligations of Seller relating to the Data Business.

      Section 1.8. Prorations. All property and ad valorem taxes, business licenses, permits, utilities and other customarily proratable expenses of Seller relating to the Assets payable subsequent to the date hereof and relating to the period of time both prior to and subsequent to the date hereof will be prorated between Purchaser and Seller within thirty (30) days after the date hereof, based on the number of days in such period, with Seller being responsible for a proportionate share of such expenses based on the number of days in the period prior to the date hereof and Purchaser being responsible for a proportionate share of such expenses based on the sum of the date hereof and the number of days in such period subsequent to the date hereof.

                                   ARTICLE 2.

                       ITEMS DELIVERED: FURTHER ASSURANCES

      Section 2.1 Items Delivered. Contemporaneously with the execution and delivery of this Agreement, the following documents have been executed and delivered in connection with the transactions contemplated hereby:

            (a) the Transition Services Agreement among Purchaser, Seller and Sprint International France S.A.;

            (b) the Transition Services Agreement between Purchaser and Sprint Communications Company L.P.;

            (c) the Transition Services Agreement between Purchaser and Global One Communications World Operations, Limited;

            (d) the Bill of Sale from Seller in favor of Purchaser;

            (e) the Assignment and Assumption Agreement between Purchaser and Seller;

            (f) the Provisional Sub-lease between Purchaser and Sprint International France S.A.;

            (g) Reseller Agreement between Purchaser and Global One Communications World Operations, Limited;

            (h) the Side Letter Agreement between Purchaser and Seller regarding special customers;

            (i) the Side Letter Agreement by and among Purchaser, Seller and Sprint International France S.A.;

            (j) Side Letter Agreement by and between Purchaser and Seller relating to regulatory matters;

            (k) Side Letter Agreement by and between Sprint Communications Company L.P. and Purchaser;

            (1) Side Letter Agreement by and between Purchaser and Seller relating to specified customers; and

            (m) the legal opinions delivered by counsel to Purchaser and counsel to Seller.

      Section 2.2. Further Assurances. Seller from time to time after the date hereof, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably request in order to vest more effectively in Purchaser, or to put Purchaser more filly in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Obligations. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser as follows:

      Section 3.1. Corporate Organization: Good Standing; Etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. Seller has the corporate power and authority to conduct the IDDD Business and to own or lease all of the assets owned or leased by it and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the properties owned or leased or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Assets or the IDDD Business.

      Section 3.2. Authorization. Etc. The execution and delivery of this Agreement and each of the Seller Ancillary Documents (as hereinafter defined) by Seller and the due consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and each of the Seller Ancillary Documents have been duly executed and delivered by Seller. Each of this Agreement and the Seller Ancillary Documents constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

      Section 3.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and each of the Seller Ancillary Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions of this Agreement and each of the Seller Ancillary Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws or other governing instrument of Seller,
(ii) except as disclosed in Schedule 3.8, any contract, agreement, commitment or understanding to which Seller is a party or to which Seller or any of Seller's properties is subject, (iii) any judgment, decree or order of any court or any U.S. or non-U.S. supranational, national, state or local governmental authority or agency or public or regulatory unit, agency, body or authority (collectively, a "Governmental Authority") to which Seller is a party or by which Seller or any of Seller's properties is bound, or (iv) any statute, law, regulation or rule applicable to Seller, which, in the case of subsections (ii) through (iv) above, will or is reasonably likely to have a material adverse effect on the Assets or the IDDD Business.

      Section 3.4. Ownership of Assets and Related Matters. Seller does not own any real property. Seller has transferred to Purchaser as of the date hereof good and valid title to all of the Assets, free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, other than such encumbrances or imperfections of title as are set forth in Schedule 3.4. The liens, encumbrances and restrictions described in
Schedule 3.4 hereto are hereinafter collectively referred to as "Permitted Liens." All of the Assets that constitute tangible property are in good operating condition and repair subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations applicable thereto, except such failures to conform which in the aggregate would not have a material adverse effect upon the Assets or the IDDD Business.

      Section 3.5. Financial Statements. Seller has delivered to Purchaser the unaudited financial statements of Seller (including balance sheets, statements of income, and statements of cash flows) as of December 31, 1995 and for the year then ended, which financial statements fairly present the financial position, results of operations and cash flows of Seller as of December 31,1995 and for the year then ended (subject to normal year-end adjustments which would not be material in effect or amount) and have been prepared in accordance with generally accepted accounting principles in the United States and in a manner consistent with the past accounting practices of Seller. Seller does not have any liabilities required to be reflected on the balance sheet included in said financial statements which are not reflected thereon, except liabilities arising in the ordinary course of business since December 31, 1995. Since December 31, 1995, the IDDD Business has been conducted in the ordinary course, consistent with past practice, and, except for changes arising in the ordinary course and as a result of the formation of the Global One Communications, a joint venture formed by Sprint Corporation, Deutsche Telekom and France Telecom (the various entities which comprise such joint venture and are controlled directly or indirectly by Sprint Corporation, Deutsche Telekom and France Telecom are collectively referred to herein as "Global One Communications"), there has not occurred (a) any change in the IDDD Business or the Assets, (b) any material change in or the financial condition or results of operations of Seller, or (c) any damage, destruction or loss with respect to the IDDD Business, whether or not covered by insurance.

      Section 3.6. Litigation: Compliance With Law. Except as set forth in
Schedule 3.6 hereto (a) Seller is not engaged in or a party to, and is not threatened with, any legal action or other proceeding, before any court, arbitrator or administrative agency which would have a material adverse effect on the Assets or the IDDD Business; and (b) Seller is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or by any other person against Seller which would have a material adverse effect on the Assets or the IDDD Business or its ability to enter into or perform its obligations under this Agreement or any of the Seller Ancillary Documents or to consummate the transactions contemplated hereby or thereby. Seller is not in conflict with, or default or violation of, any law, rule, regulation, order, judgment or decree applicable to Seller or by which any of the Assets is bound or affected which would have a material adverse effect on the Assets or the IDDD Business or its ability to enter into or perform its obligations under this Agreement or any of the Seller Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

      Section 3.7. Brokers, Finders. etc. Except for arrangements with Dillon, Read & Co. Inc. which have been previously disclosed to Purchaser, Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finders' fees or other like commissions with respect to the transactions contemplated by this Agreement.

      Section 3.8. Consents. Except for the consents described in Schedule 3.8 hereto, no waiver, permit, license, approval, authorization, qualification, order or consent of or filing with any court or Governmental Authority or any other third party, including, without limitation, any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required to be obtained or made by Seller in connection with the execution, delivery or performance of this Agreement or any of the Seller Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

      Section 3.9. Contracts. Except as disclosed in Schedule 3.9 hereto, each contract to be assumed by Purchaser is in full force and effect and is valid and enforceable in all material respects. Seller has performed in all material respects all obligations required to be performed by it under each contract to be assumed by Purchaser, there are no outstanding material disputes thereunder, and Seller is not in breach of any material provision therefor nor is either of them aware of any breach thereunder by any other party thereto.

      Section 3.10. Intellectual Property. Seller has the right to use the software listed on Schedule l.2(g) hereto in the IDDD Business, and no claims have been asserted in writing by any individual, corporation, partnership, joint venture or other entity against Seller for the use of such software nor to Seller's knowledge is there a basis for such a claim.

      Section 3.11. Environmental Matters. To Seller's knowledge, the activities and operations of the IDDD Business have been in material compliance with all Environmental Laws.

      Section 3.12. Permits and Approvals. Seller has all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of the IDDD Business as presently conducted by Seller. Within the past eighteen (18) months, Seller has not received a written notice alleging a violation or probable violation or notice of revocation or other written communication from or on behalf of any Governmental Authority which violation has not been corrected or otherwise settled, alleging
(i) any violation of any material license, permit, consent, approval, authorization, qualification or order, or (ii) that Seller requires any material license, permit, consent, approval, authorization, qualification or order not currently held by it.

      Section 3.13. Sufficiency of Assets. Except as disclosed on Schedule 3.13, the Assets comprise all of the assets necessary for Purchaser to conduct the IDDD Business as currently conducted by Seller.

      Section 3.14. Customer Contracts. Except as disclosed on Schedule 3.14, to Seller's knowledge, none of the customers of the IDDD Business intend to terminate or refuse to renew their customer contracts referred to in Section 1.2(c) or otherwise modify said contracts or take any adverse action against Purchaser or any action which would otherwise adversely affect Purchaser as a result of the consummation of the transactions contemplated by this Agreement or otherwise. For purposes of the foregoing, Seller will be deemed to have "knowledge" of a particular fact or other matter if Ray O'Brien, Francois Gulliot, Francois Jean Giraudo, Guy Nicolas, Debora Harvey or Michael Trudnak is actually aware of such fact or other matter. Seller has received written representations from each such person with respect to the matter set forth in this Section 3.14.

      Section 3.15. Disclosure. To Seller's knowledge, no representations or warranties made by Seller in this Agreement or in any of the Seller Ancillary Documents and no statement contained in any document (including, without limitation, the Schedules hereto), certificate or other writing furnished or to be furnished by Seller to Purchaser pursuant to the provisions hereof or the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

      Section 3.16. Declarations of Seller Pursuant to Article 12 of the French Law of June 29, 1935. In order to satisfy the provisions of Article 12 of the French law of June 29, 1935, Seller declare that:

      - the sales, excluding taxes, of the IDDD Business realized by Seller over the past three (3) years of operations and during the current year is as follows:

From January 1, 1993 to December 31, 1993                           0  FRF
From January 1, 1994 to December 31, 1994                   l1,108,686 FRF
From January 1, 1995 to December 31, 1995                   38,727,495 FRF
From January 1, 1996 to March 31, 1996                      13,133,468 FRF

      - the profits (losses) of Seller during each of the three previous years of operations and during the current year are as follows:

From January 1, 1993 to December 31, 1993                   (3,195,591) FRF
From January 1, 1994 to December 31, 1994                   (8,820,412) FRF
From January 1, 1995 to December 31, 1995                   (6,261,183) FRF
From January 1, 1996 to March 31, 1996                          840,964 FRF

      - The IDDD Business sold hereby is owned by Seller, which has created it.

      - The elements of the IDDD Business are not subject to any pledge or lien.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller as follows:

      Section 4.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of France and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

      Section 4.2. Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and each of the Purchaser Ancillary Documents (as hereinafter defined) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Purchaser Ancillary Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. Each of this Agreement and the Purchaser Ancillary Documents has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

      Section 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and each of the Purchaser Ancillary Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Association of Purchaser, (ii) except as disclosed Schedule 4.5, any contract, agreement, commitment or understanding to which Purchaser is a party or to which Purchaser or any of Purchaser's properties is subject, (iii) any judgment, decree or order of any court or Governmental Authority to which Purchaser is a party or by which Purchaser or any of Purchaser's properties is bound, or (iv) except as disclosed in Schedule 4.5, any statute, law, regulation or rule applicable to Purchaser, which, in the case of subsections (ii) through (iv) above, will or is reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Purchaser and its subsidiaries taken as a whole.

      Section 4.4. Brokers. Finders. Etc. Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finders' fees or other like commissions with respect to the transactions contemplated by this Agreement.

      Section 4.5. Consents. Except for the consents described in Schedule 4.5 hereto, no waiver, permit, license, approval, authorization, qualification, order or consent of any court or Governmental Authority or any other third party is required to be obtained by Purchaser in connection with the execution, delivery or performance of this Agreement or any of the Purchaser Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

      Section 4.6. Disclosure. To Purchase's knowledge, no representations or warranties made by it in this Agreement or any of the Purchaser Ancillary Documents and no statement contained in any document (including, without limitation, the Schedules hereto), certificate, or other writing furnished or to be furnished by Purchaser to Seller pursuant to the provisions hereof or the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE 5.

      Section 5.1. Public Announcements. Neither party hereto will issue any press release or make any other public announcement relating to the transactions contemplated by this Agreement without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except that either party may make any disclosure required to be made under applicable law or stock exchange rule if such party determines in good faith that it is necessary to do so and gives prior notice to the other party. Either party shall be deemed to have given its consent to a press release of the other party if it does not respond to a request for consent within three (3) business days of its receipt of the draft press release.

      Section 5.2. Registration Duties. Promptly after the date hereof and no later than thirty (30) days after the date hereof, Purchaser shall (i) file a copy of a French translation, prepared by a French translator registered with the French Appeals Court who has been retained by Seller, of this Agreement with the appropriate French taxing authorities, (ii) pay all registration duties payable by Purchaser in connection with the consummation of the transactions hereby to the appropriate French taxing authorities, and (iii) indemnify, pay and reimburse Seller for any liability that results from Purchaser's failure to file such translation and pay such registration duties, without regard to the limitation set forth in Section 6.6 hereof. In this regard, all powers are given to Purchaser to effectuate the registration formalities. Seller shall cause the translator to file a copy of such French translation of this Agreement as required herein within eight (8) days after the date hereof, and Seller shall be responsible for all costs and penalties incurred as a result of a late filing of such translation which resulted because such translation was initially delivered in a form which was inaccurate or incomplete.

      Section 5.3. Sale of Assets and IDDD Business. For a period of eighteen
(18) months after the date hereof, Purchaser shall not, without the prior written consent of Seller, Transfer the Assets or Transfer control of the IDDD Business to any Major Competitor of Sprint Corporation. For purposes of this
Section 5.3, a "Transfer of control of the IDDD Business to a Major Competitor of Sprint" shall be deemed to have occurred whenever any one or more Major Competitors of Sprint Corporation or their respective affiliates control the IDDD Business For purposes of this Section 5.3, "Transfer" shall mean any act pursuant to which, directly or indirectly, the ownership of all or substantially all of the Assets or control of the IDDD Business in question is sold, transferred, conveyed or otherwise disposed of, and "Major Competitor of Sprint Corporation" shall mean the following entities and the controlled affiliates of such entities: American Telephone & Telegraph Co.; PTT Netherlands; PTT Switzerland; Telia AB; Telefonica de Espana, S.A.; British Telecommunications plc; and MCI Communications Corporation. For purposes of this Agreement, "affiliate" shall mean with respect to any person, (i) any person directly or indirectly controlling, controlled by or under common control with such person,
(ii) any officer, director, general partner or trustee of, or a person serving in a similar capacity with respect to, such person, or (iii) any person who is an officer, director, general partner, or trustee of any person described in clause (i) or (ii) of this sentence. For purposes of this Agreement, the term "control," "controlling," "controlled by," or "under common control with" shall mean (i) the ownership, direct or indirect, of more than fifty percent (50%) of the voting power of a person, or (ii) the possession, direct or indirect, of the power (a) to elect a majority of the board of directors of a person or (b) to direct or cause the direction of the management and policies of a person, whether through the ownership of securities, by contract or otherwise.

      Section 5.4. Customer Contracts. Schedule 3.8 of this Agreement describes certain consents and approvals required to be obtained by Seller in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including consents and approvals which may be required from customers of the IDDD Business under the customer contracts described in Schedule 1.2(c) hereto. Seller and Purchaser have agreed that, in light of the desire of Seller and Purchaser to conclude the transactions contemplated by this Agreement as promptly as practicable and the existing termination rights of customers under such consumer contracts, Seller and Purchaser have consummated the transactions contemplated by this Agreement on the date hereof without obtaining such customer consents. Seller and Purchaser agree to develop a mutually agreeable plan for disclosing the consummation of the transactions contemplated hereby to such customers and agree to approach each such customer in accordance with such plan as promptly as practical after the date hereof; provided, however, that if the parties do not agree to such a plan by May 21, 1996, Seller shall be able to approach such customers wherever located and to disclose to them such information regarding the transactions consummated hereunder as Seller reasonably determines to be necessary and, if Seller and Purchaser shall have agreed on the nature of the disclosure to any such customer, as shall be reasonably consistent with such agreed upon disclosure. Seller and Purchaser further agree that except as otherwise specifically agreed by Seller and Purchaser on the date hereof, neither Seller nor any of its affiliates shall be responsible or liable to Purchaser or any of its affiliates, whether pursuant to Article 6 hereof or otherwise, for any claims, liabilities, obligations, losses, costs, expenses, penalties, fines or other judgments (at law or in equity) or damages of Purchaser arising out of or related to (a) the termination of any customer contract described in Schedule 1.2(c) hereto on or after the date hereof or (b) any action brought or levy made as a result thereof, and Seller and Purchaser further agree that, except as otherwise specifically agreed by Seller and Purchaser on the date hereof, no such termination of a customer contract shall be deemed to be a breach by Seller of any representation, warranty, covenant, agreement or undertaking made by Seller in this Agreement or any Seller Ancillary Document (as hereinafter defined) or give rise to any adjustment of the Purchase Price paid by Purchaser pursuant to Section 1.5 hereof.

      Section 5.5. Accounts Receivable.

            (a) For a period commencing on the date hereof and ending on December 31, 1996 (the "Collection Period"), Purchaser shall use all commercially reasonable efforts to collect on behalf of Sellers the accounts receivable of Sellers relating to the IDDD Business in existence on the date hereof as well as the accounts receivable created after the date hereof with respect to the conduct of the IDDD Business by Sellers prior to the date hereof (collectively, the "Pre-Closing Receivables"). For purposes of this Section 5.5, all amounts collected from any customer of the IDDD Business shall be applied to the oldest outstanding receivable from such customer unless such customer shall dispute a specific receivable in writing or designate a specific invoice or receivable for payment.

            (b) The parties acknowledge that for a period of time after the date hereof, customers of the IDDD Business will make payments on invoices to a bank account of

      Seller and that at a date to be agreed to by the parties invoices of the IDDD Business will be amended to provide that customers should make payments to a bank account of Purchaser.

            (c) The parties agree to establish reasonable procedures for verifying the amounts paid by customers into bank accounts of Seller or Purchaser and for the disbursement of such amounts to Seller or Purchaser as appropriate. In any event, the parties agree that the party that receives any payment in its bank account which is due to the other party shall pay such amount to the other party within five (5) business days after the funds so paid become available to the party in whose bank account the payment is deposited. In addition, each party that receives any such payment in its bank account shall provide a written report to the other party on all such collections not less than once every month.

            (d) Notwithstanding Purchaser's obligation to use all commercially reasonable efforts to collect the Pre-Closing Receivables, Seller acknowledges and agrees that Purchaser is under no obligation to initiate legal proceedings of any sort with respect to the Pre-Closing
      Receivables, and Purchaser agrees not to initiate legal proceedings of any sort against any customer with respect to Pre-Closing Receivables without the prior written consent of Seller. With respect to the collection of accounts receivable other than Pre-Closing Receivables that are due and payable by existing customers of the IDDD Business under their existing contracts, Purchaser further agrees not to initiate legal proceedings of any sort against such customers without providing Seller with at least ten
      (10) days prior written notice of Purchase's intention t6 initiate such legal proceeding.

            (e) Upon the expiration of the Collection Period, Purchaser shall deliver to Seller copies of all invoices and records, if any, relating to the Pre-C losing Receivables which have not been collected and Purchaser shall have no further obligation to collect the same. At such time, Seller and its successors in interest may pursue in a commercially reasonable manner and consistent with past practice the collection of outstanding Pre-Closing Receivables on their own behalf and at their own expense. The parties hereto acknowledge and agree that Purchaser shall have no duties or obligations with respect to the Pre-Closing Receivables except as specifically set forth in this Section 5.5.

      Section 5.6. Access to Records. Purchaser and Seller shall provide each other and their respective employees, counsel, accountants and other representatives, upon reasonable prior notice, for a reasonable basis and during normal business hours, with such access to their respective books and records with respect to periods prior to the date hereof as shall be reasonably necessary for Purchaser or Seller to prepare any Tax returns relating to the IDDD Business or the sale thereof to Purchaser and the right to make copies and extracts therefrom (at the cost of the party requesting access) for such purpose. Purchaser and Seller shall cooperate with each other and their respective employees, counsel, accountants and other representatives in these matters.

      Section 5.7. Domestic Access Lines. Seller is the lessee of certain access lines of France Telecom ("FT") which are (a) dedicated to the IDDD Business (the "Dedicated IDDD Lines"), (b) shared by the IDDD Business and the Data Business (the "Shared Lines"), and (c) dedicated to the Data Business. On the date hereof Seller has advised FT that it no longer desires to lease the Dedicated IDDD Lines or the Shared Lines and Purchaser has entered into a lease arrangement with FT to lease the Dedicated IDDD Lines and the Shared Lines. Seller shall pay to FT on behalf of Purchaser any installation fee which FT may charge Purchaser for initiating such lease arrangements. During the period of time (the "Transition Period") commencing on the date hereof and ending on the earlier of
(i) December 31, 1996, and (ii) provided that Seller shall have given Purchaser at least thirty (30) days advance written notice of the closing date of the sale of the Data Business, ninety (90) days after the closing of the sale of the Data Business, Purchaser agrees to make available to Seller capacity on the Shared Lines comparable to the capacity used by Seller prior to the date hereof in connection with the services provided on the date hereof by the Data Business to two (2) of its customers, and Seller agrees to pay for such capacity on a pass-through cost basis. At the expiration of the Transition Period, Seller's right to use capacity on the Shared Lines in connection with the Data Business shall terminate.

      Section 5.8. Miscellaneous Agreements. The parties acknowledge that the agreements, contracts and instruments described in Schedule 5.8 hereto (the "Miscellaneous Agreements") relate to the assets which are used by Seller in the IDDD Business and the Data Business. Promptly as practicable after the date hereof, Seller shall enter into negotiations with the vendors named in the Miscellaneous Agreements for Seller to enter into agreements for the use of assets used in connection with the IDDD Business and for Purchaser to enter into agreements for the use of assets in connection with the Data Business. Seller shall pay to such vendors all termination charges of such vendors related to the restructuring of the Miscellaneous Agreements as provided in this Section 5.8 and shall pay to such vendors all customary installation or activation charges of such vendors may charge to establish new accounts for Purchaser to use the assets for the IDDD Business on the same terms on which Seller used such assets prior to the date hereof. Until the restructuring of the Miscellaneous Agreements is completed, Seller and Purchaser shall share the costs incurred by Seller under the Miscellaneous Agreements, with each party being responsible for that portion of such costs which the parties reasonably determine to be related to the use of the assets in connection with their respective businesses.

      Section 5.9. Telephone Numbers. The parties acknowledge that Seller has one set of telephone numbers and telefax numbers for the IDDD Business and the Data Business. Until the expiration of the Transition Period, Seller and Purchaser shall share such telephone numbers and telefax numbers for the purpose of conducting the IDDD Business and the Data Business on such terms as the parties shall reasonably determine to be appropriate. At the expiration of the Transition Period, Purchaser shall discontinue its use of such numbers.

                                   ARTICLE 6.

                                 INDEMNIFICATION

      Section 6.1. Indemnification Obligations of Seller. From and after the date hereof, Seller shall indemnify and hold harmless Purchaser and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, "Purchaser Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

            (a) The Excluded Liabilities;

            (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Seller in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Seller to Purchaser pursuant to the provisions hereof (collectively, the "Seller Ancillary Documents") or in the performance of its obligations hereunder or thereunder; or

            (c) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Seller in this Agreement or Seller Ancillary Documents or in the performance of its obligations hereunder or thereunder.

Notwithstanding the foregoing, Seller's indemnification obligation with respect to any of the foregoing matters shall be governed by the terms of any Seller Ancillary Document which expressly provides for indemnification by Seller of a specific matter which is different from that provided in this Article 6. The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of Purchaser Indemnified Parties described in this Section 6.1 as to which Purchaser Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Purchaser Losses."

      Section 6.2. Indemnification Obligations of Purchaser. From and after the date hereof, Purchaser shall indemnify and hold harmless Seller and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, "Seller Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

            (a) The Assumed Obligations;

            (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Purchaser to Seller pursuant to the provisions hereof (the "Purchaser Ancillary Documents") or in the performance of its obligations hereunder or thereunder; or

            (c) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or Purchaser Ancillary Documents or in the performance of its obligations hereunder or thereunder.

Notwithstanding the foregoing, Purchaser's indemnification obligation with respect to any of the foregoing matters shall be governed by the terms of any Purchaser Ancillary Document which expressly provides for indemnification by Purchaser for a specific matter which is different from that provided in this
Article 6. The claims, liabilities obligations, losses, costs, expenses, penalties, fines and damages of Seller Indemnified Parties described in this
Section 6.2 as to which Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Seller Losses."

      Section 6.3. Indemnification Procedure.

            (a) Promptly after receipt by a Purchaser Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party shall notify Purchaser or Seller, whichever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim if, but only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

            (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

            (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall deliver to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

      Section 6.4. Claims Period. Except as provided in this Section 6.4, no claim for indemnification under this Agreement may be asserted by an Indemnified Party after the expiration of the appropriate claims period (the "Claims Period") which shall commence on the date hereof and shall terminate (a) with respect to the representations and warranties set forth in Sections 3.l, 3.3, 3.5, 3.6, 3.7, 3.8, 3.9, 3.12, 4.1,
4.3, 4.4 and 4.5 hereof and the covenants and agreements set forth in Section
5.1 hereof, eighteen (18) months after the date hereof, (b) with respect to the representations and warranties set forth in Sections 3.2, 3.4, 3.11, 3.14, 3.15, 3.16, 4.2 and 4.6 hereof and the covenants and agreements set forth in Sections
5.2 and 5.3 hereof, the applicable statute of limitations therefor, and (c) with respect to all other representations and warranties and covenants and agreements of the parties hereunder, two (2) years after the date hereof. No Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

      Section 6.5. Maximum Liability. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Seller for Purchaser Losses and of Purchaser for Seller Losses shall be [*] except as otherwise provided in Sections 6.6 and 6.8.

      Section 6.6. Threshold Liability. No party shall make any claim for indemnification under this Agreement with respect to any matter set forth in
Section 6.1 or 6.2 unless and until (i) the aggregate amount of all Purchaser Losses or Seller Losses incurred by the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be, exceeds [*] in which event such party may claim indemnification for the amount of such losses in excess of [*] or (ii) the aggregate amount of all Purchaser Losses or Seller Losses incurred by the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be, exceeds [*] in which event such party may claim indemnification for the entire amount of such losses; provided, however, that if a party makes a claim pursuant to clause (i) of this Section 6.6, such party forfeits its right to make a claim pursuant to clause (ii) of this
Section 6.6; provided, further, that this Section 6.6 shall not apply to (x) the payment obligations of either party hereto under Section 5.2 or 5.5 hereof or (y) the payment obligations of Seller under the letter agreement referred to in Section 2.1 (k).

      Section 6.7. Jurisdiction and Forum.

            (a) By the execution and delivery of this Agreement, each Indemnifying Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in New York, New York:

[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

                                    Seller:

                                    Sprint Telecommunications France Inc.
                                    c/o Sprint Corporation
                                    2330 Shawnee Mission
                                    Parkway, East Wing
                                    Westwood, Kansas 66205
                                    U.S.A.
                                    Attn.: J. Richard Devlin, Esq.

                                    Purchaser:

                                    RSL Corn France S.A.
                                    c/o RSL Communications, Inc.
                                    767 Fifth Avenue
                                    43rd Floor
                                    New York, NY 10153
                                    Attn.: Itzhak Fisher

            In addition, each party agrees that service of process upon the above-designated individuals shall be deemed in every respect effective service of process upon such Indemnifying Party in any such suit or proceeding. Each such Indemnifying Party further agrees to take any and all action reasonably requested by an Indemnified Party, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the above-designated individuals in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other matter permitted by law.

            (b) To the extent that any Indemnifying Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Indemnifying Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement;

            (c) The parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be any state or federal court in New York, New York and each of the parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment; and

            (d) The parties recognize that pursuant to the French law of March 17, 1909 relating to the sale and pledge of a business, any claim made by a creditor shall be under the jurisdiction of the Commercial Court of Nanterre (France).

      Section 6.8. Compliance with Bulk Sales Laws. Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller shall indemnify Purchaser pursuant to and in accordance with this Article 6 from, and hold Purchaser harmless against, any liabilities, damages, costs and expense resulting from or arising out of (a) the parties failure to comply with any such laws in respect of the transactions contemplated by this Agreement and (b) any action brought or levy made as a result thereof, without regard to the limitation set forth in Section 6.5 hereof.

                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

      Section 7.1. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered if delivered in person, on the date initially received if delivered by telecopy transmission followed by registered or certified mail confirmation, on the date delivered if delivered by a nationally recognized overnight courier service or on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

      To Purchaser:

            RSL Corn France S.A.
            c/o RSL Communications, Inc.
            767 Fifth Avenue
            43rd Floor
            New York, NY 10153
            Attn.: Itzhak Fisher
            Telecopy No.: (212) 572-3825
     with a copy to:

            Rosenman & Colin LLP
            575 Madison Avenue
            New York, NY 10022
            Attn: Robert L. Kohl, Esq.
            Telecopy No.: (212) 940-8776

     To Seller:

            Sprint Telecommunications France Inc.
            c/o Sprint Corporation
            2330 Shawnee Mission
            Parkway, East Wing
            Westwood, Kansas 66205
            U.S.A.
            Attn.: J. Richard Devlin, Esq.
            Telecopy No.: (913) 624-8426

      with a copy to:

            King & Spalding
            191 Peachtree Street
            Suite 4900
            Atlanta, Georgia 30303
            U.S.A.
            Attn.: John D. Capers, Jr., Esq.
            Telecopy No.: (404) 572-5145

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

      Section 7.2. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

      Section 7.3. Assignment: Successors in Interest. No assignment or transfer by Purchaser or Seller of their respective rights and obligations hereunder after to the date hereof shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

      Section 7.4. Investigations: Representations and Warranties. The respective representations and warranties of Purchaser and Seller contained herein or in any certificate, or other document delivered by any party prior to date hereof shall not be deemed waived or otherwise affected by any investigation made by a party hereto.

      Section 7.5. Number: Gender. Whenever the context so requires, the singular number include the plural and the plural shall include the singular, and the gender of any pronoun include the other genders.

      Section 7.6. Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement.

      Section 7.7. Controlling Law: Integration: Amendment.

            (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to New York's choice of law rules. This Agreement supersedes all negotiations, agreements and understandings among the parties and their affiliates and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof; provided, however, that nothing herein shall affect (i) the validity of the Confidentiality Agreement dated January 9, 1996, and the Non-Solicitation Agreement dated January 17, 1996, by and between Purchaser and Seller, (ii) the agreements specified in Section 2.1, or (iii) any other written agreements or understandings entered into by the parties or their affiliates contemporaneously with the execution and delivery of this Agreement, all of which shall remain in full force and effect.

            (b) This Agreement may be amended by the parties hereto at any time. Without limiting the foregoing, this Agreement may not be amended, modified or supplemented except by written agreement executed by each of the parties hereto.

      Section 7.8. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

      Section 7.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

      Section 7.10. Remedies. Each party hereto agrees that the remedies provided in Article VI shall constitute the sole and exclusive remedies of a party against another party for monetary damages arising from any breach of any covenant, agreement or undertaking of such other party in this Agreement or any Purchaser Ancillary Document or Seller Ancillary Document. Nothing in this
Section 7.10 shall prevent a party hereto from seeking and obtaining equitable relief, including, but not limited to, injunctive relief and specific performance in respect of such breach.

      Section 7.11. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

      Section 7.12. Waiver. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

      Section 7.13. Fees and Expenses. Seller will bear all costs and expenses (including, without limitation, any investment banker's, broker's or finder's fees and any attorney's and accountant's fees) incurred by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the date hereof and Purchaser will bear all such costs and expenses incurred by Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the date hereof.

      Section 7.14. French Translation. A French translation of this Agreement will be prepared for the purpose of a filing required with the French Tax authorities. To the extent that there shall be any conflict between this Agreement and such French translation, this Agreement shall be controlling in each such case.

      Section 7.15. Accounting Books of the IDDD Business. Pursuant to the provisions of Article 15 of the French Law of June 29, 1935, the parties shall initial the accounting books related to the activity of the IDDD Business for the three (3) years preceding the date hereof.

      Section 7.16. Acknowledgment. The parties acknowledge, under the sanctions listed in Article 1837 of the French General Tax Code, that this Agreement contains the entire sales price of the IDDD Business.

      Section 7.17. Discharge. The parties acknowledge and declare to have established the price and conditions of the sale which is the subject hereof exclusively between themselves, and entirely and definitively discharge from liability the drafters hereof, recognizing that this Agreement has been drawn up pursuant to the declarations of Seller, notably those made pursuant to the application of the French Law of June 29, 1935.

      Section 7.18. Formalities.

            (a) Third Party Oppositions. For the receipt of third party oppositions, election of domicile is made at the French branch of Sprint Telecommunications France Inc., as such is listed at the beginning of this Agreement; and

            (b) Publication. The present sale shall be published pursuant to the French Law of March 17, 1909. In this regard, Purchaser undertakes the following:

            - within fifteen (15) days of the date hereof, to have this sale published in the form of a summary in a journal of legal announcements at the place of the IDDD Business; and

            - in the three (3) days following the publication of this summary, to send this Agreement in the form of an extract Monsieur le Greffier, Clerk of the Commercial Court of Nanterre (France) who shall ensure its publications in the Bulletin of Official Civil and Commercial Announcements (Bulletin Officiel des Annonces Civiles et Commerciales (BODACC)).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written, in three (3) original versions (of which one shall be for the registration authority in France).

                                       RSL COM FRANCE S.A.



                                       By: /s/ Richard Williams
                                           -------------------------------------
                                           Richard Williams, President



                                       By: /s/ Itzhak Fisher
                                           -------------------------------------
                                           Itzhak Fisher, Attorney-in-Fact



                                       SPRINT TELECOMMUNICATIONS FRANCE INC.


                                       By: /s/ Donald S. Parker
                                           -------------------------------------
                                           Donald S. Parker, Vice President


                                       By: /s/ Dennis Piper
                                           -------------------------------------
                                           Dennis Piper, Attorney-in-Fact

STATE OF NEW YORK     )
                      )    ss.:
COUNTY OF NEW YORK    )

      On this 8th day of May, 1996, before me the undersigned, a Notary Public, personally appeared Mr. Itzhak Fisher, known to me to be the individual who executed the foregoing instrument for Mr. Richard Williams as attorney-in-fact pursuant to a power of attorney dated May 5, 1996, from Mr. Richard Williams acting as President of RSL Com France S.A., the corporation which executed the foregoing instrument, and acknowledged that he executed the same pursuant to such power.

      WITNESS MY HAND AND OFFICIAL SEAL.



                                       /s/ JEFFREY A. GERSH
                                       -----------------------------------------
                                       Notary Public


                                                        JEFFREY A. GERSH
                                                NOTARY PUBLIC, State of New York
                                                          No. 4999892
                                                 Qualified in Suffolk County,
                                               Commission Expires August 3, 1996

STATE OF NEW YORK     )
                      )    ss.:
COUNTY OF NEW YORK    )

      On this 8th day of May, 1996, before me the undersigned, a Notary Public, personally appeared Mr. Dennis Piper, known to me to be the individual who executed the foregoing instrument for Mr. Donald S. Parker as attorney-in-fact pursuant to a power of attorney dated April 8 1996, from Mr. Donald S. Parker acting as Vice President, Secretary and Director of Sprint Telecommunications France Inc., the corporation which executed the foregoing instrument, and acknowledged that he executed the same pursuant to such power.

      WITNESS MY HAND AND OFFICIAL SEAL.



                                       /s/ JEFFREY A. GERSH
                                       -----------------------------------------
                                       Notary Public


                                                        JEFFREY A. GERSH
                                                NOTARY PUBLIC, State of New York
                                                          No. 4999892
                                                 Qualified in Suffolk County,
                                               Commission Expires August 3, 1996

                    Schedule 1.2(a) - Machinery and Equipment

See the attached list entitled "France Assets."

                                 France Assets

                                 Schedule 1.2(a)

          France Assets:

Item      Description                                                        Quantity            Location            Notes:
----      -----------                                                        --------            --------            ------
1         Desk                                                                  1                O'Brien
2         Chairs and 1 Table                                                    7                O'Brien
3         Filing Cabinet & Cupboard                                             1                O'Brien
4         Toshiba, T4500C                                                       1                O'Brien
5         Desk                                                                  1                Carton
6         Chairs                                                                3                Carton
7         Filing Cabinet                                                        1                Carton
8         Compaq, LTE Eline 4/25E                                               1                Carton
9         Desk                                                                  1                Morin
10        Chairs                                                                3                Morin
11        Filing Cabinet                                                        1                Morin
12        Toshiba, T2400CS                                                      1                Morin
13        Desk                                                                  1                Lefebvre
14        Chairs                                                                3                Lefebvre
15        Filing Cabinet                                                        1                Lefebvre
16        Toshiba, T2400CS                                                      1                Lefebvre
17        Desk                                                                  1                Blondeau
18        Chairs                                                                3                Blondeau
19        Filing Cabinet                                                        1                Blondeau
20        Compaq, Prolinea 4/33                                                 1                Blondeau
21        Compaq, Contura 3/20                                                  1                Blondeau
22        Desk                                                                  1                Brugere
23        Chairs                                                                3                Brugere
24        Filing Cabinet                                                        1                Brugere
25        Toshiba, T4500C                                                       1                Brugere
26        Desk                                                                  1                Guillot
27        Chairs                                                                3                Guillot
28        Filing Cabinet                                                        2                Guillot
29        Compaq, LTE Elite 4/40CX                                              1                Guillot
30        Desk                                                                  1                Giraudo
31        Chairs                                                                3                Giraudo

Note: Leasehole and Building improvements convey.


5/1/96                               Page 1

                                 France Assets

                                Schedule 1.2(a)

          France Assets:

Item      Description                                                        Quantity            Location            Notes:
----      -----------                                                        --------            --------            ------
32        Filing Cabinet                                                        1                Giraudo
33        Toshiba, T4500C                                                       1                Giraudo
34        Desk                                                                  1                Durleux
35        Chairs                                                                3                Durleux
36        Filing Cabinet                                                        1                Durleux
37        Compaq, Prolinea 4/33                                                 1                Durleux
38        Desk                                                                  1                Dumas
39        Chairs                                                                3                Dumas
40        Filing Cabinet                                                        1                Dumas
41        Compaq, Prolinea 4/25S                                                1                Dumas
42        Desk                                                                  1                Giraud
43        Chairs                                                                3                Giraud
44        Filing Cabinet                                                        1                Giraud
45        HP, Vectra 486/25N                                                    1                Giraud
46        Desk                                                                  1                Cotteaux
47        Chairs & 1 table                                                      3                Cotteaux
48        Filing Cabinet                                                        1                Cotteaux
49        Desk                                                                  1                Open Office
50        Chairs                                                                3                Open Office
51        File                                                                  1                Open Office
52        HP, Vectra 486/25N                                                    1                Open Office
53        Compaq, Prolinea 4/33S                                                1                Sales Support Open Office
54        Compaq, LTE Lite 4/25E                                                1                Mathurin
55        Apple, PowerMac 6100 16/350CD                                         1                Operations
56        Conference Room Furniture (18 chairs and 2 tables)                    2                Conference Room
57        Compaq, 4/331                                                         1                Reception
58        HP, Imprimante PJ XL300                                               1                Office
59        HP, Imprimante LJ 4ML                                                 1                Office
60        HP, Imprimante LJ 4SI                                                 1                Office
61        Compaq, Deskpro 4/50XE                                                1                Sales Operation
62        Compaq, Prolinea MT4/67                                               1                PC de Taxation

Note: Leasehole and Building improvements convey.


5/1/96                               Page 2

                                 France Assets

                                Schedule 1.2(a)

          France Assets:

Item      Description                                                        Quantity            Location             Notes:
----      -----------                                                        --------            --------             ------
63        Compaq. Prolinea 4/33                                                 1                Gateway ISIS
64        HP, Scanjet, HCL                                                      1                Scanner
65        Ricoh                                                                 1                Photocopier
66        Ricoh, Fax 300 BLF                                                    1                Fax Machine
67        Meridian, 940700, ISDN Cards SO                                       1                Computer Room
68        Meridian, 940912, DTI Cards                                           1                Computer Room
69        Meridian, 9410002, New Meridian Columns                               1                Computer Room
70        Meridian, 9409010, DTI Cards                                          1                Computer Room
71        Meridian, 9409011, DTI Cards                                          1                Computer Room
72        Meridian, 9502032, PRI Cards                                          1                Computer Room
73        Meridian, 9503028, DTI Cards                                          1                Computer Room
74        Meridian, 9508008, 3 DTI Cards and 1 PR1 Card                         1                Computer Room
75        Meridian, 9509009, DTI Card                                           1                Computer Room
76        Meridian, 9512009, New Meridian Extension                             1                Computer Room
77        Meridian, 9409013, Meridian DTI and Cables                            1                Computer Room
78        NET, 9408006, fmcp module, NET 2 x TMCP Cards                         1                Computer Room
79        NET, 0784/94, IDNX Cabinet and PSU                                    1                Computer Room
80        NET, 9403117, import freight for NET Cabinet                          1                Computer Room
81        NET, 9408005, import freight for NET Cabinet                          1                Computer Room
82        NET, 9410888, power supply and shelf                                  1                Computer Room
83        NET, 8504002, import freight charge for NET                           1                Computer Room
84        NET, import freight charge for NET                                    1                Computer Room
85        NET, TMCP, QASD, Dual AM1, QUAD                                       1                Computer Room
86        NET, 9505036, import freight charge for IDNX/90 Shelf                 1                Computer Room
87        NET, 9505037, import freight charge for IDNX/90 Chassis               1                Computer Room
88        NET, IDNX/90 chassis                                                  1                Computer Room
89        NET, IDNX/90 Shelf and Cards                                          1                Computer Room
90        NET, 9608003, freight import charge for NET Shelf and Cards           1                Computer Room
91        NET, 9808004, Freight Import charge for NET                           1                Computer Room
92        NET, 9808005, Freight Import charge for NET                           1                Computer Room
93        NET, 9608006, Freight Import charge for NET                           1                Computer Room

Note: Leasehole and Building Improvements convey.


5/1/96                              Page 3

                                 France Assets

                                Schedule 1.2(a)

          France Assets:

Item      Description                                                        Quantity            Location             Notes:
----      -----------                                                        --------            --------             ------
94        NET, NET ISDN Cards                                                   1                Computer Room
95        NET, ISDN Card                                                        1                Computer Room
96        NET, New NET CPU                                                      1                Computer Room
97        NET, 2 x TMCP Cards                                                   1                Computer Room
98        NET, 2 x TMCP Cards                                                   1                Computer Room
99        NET, 9612014, freight import charge for NET                           1                Computer Room
100       DCME, 1273, 2 x DCME DTX 240F & Redundant Term                        1                Computer Room
101       DCME, 1275, DTX 240F spare kit                                        1                Computer Room
102       DCME, 94032f, freight import charge for DCME                          1                Computer Room
103       CPE, 9409016, chassis, cables and cards, UMUX Channel Bank            1                Computer Room
104       CPE, 9409015, chassis, cables and cards, UMUX Channel Bank            1                Computer Room
105       CPE, 9409017, chassis, cables and cards, UMUX CPE Pinault             1                Computer Room
106       CPE, 9418010, chassis, cables and cards, UMUX CPE UNEP                1                Computer Room
107       CPE, 3713, Extension Channel Bank                                     1                Computer Room
108       CPE, 9411004, chassis, cards, tray and fuse holder, UMUX CPE IFP      1                Computer Room
109       CPE, 9411014, cards, connectors, UMUX CPE IFP                         1                Computer Room
110       CPE, 9413004, cards, UMUX CPE Opera POP                               1                Computer Room
111       CPE, 9502006, card, UMUX Cards Securite Future                        1                Computer Room
112       CPE, 9502008, installation, UMUX CPE Securite Future                  1                Computer Room
113       CPE, 9502031, cables, UMUX CPE LEVY                                   1                Computer Room
114       CPE, 9503032, Charger SLAT, 48Volts Batteries POP Opera               1                Computer Room
115       CPE, 9504004, fuse panel and top cover, UMUX CPE LEVY                 1                Computer Room
116       CPE, 9509008, chassis, cards and supplies, UMUX CPE Civeco            1                Computer Room
117       CPE, 9510009, chassis card and cable, UMUX CPE Boole & Babadge        1                Computer Room
118       CPE, 9510012, Resicom, HDSL equipment                                 1                Computer Room
119       CPE, 3176, mother card, Prescom Equipment                             1                Computer Room
120       CPE, 3281, mother card, Prescom Equipment                             1                Computer Room
121       CPE, 3439, mother card, Prescom Equipment                             1                Computer Room
122       CPE, 9512204, UMUX Channel Bank                                       1                Computer Room
123       CPE, 9512206, PABX Card at Customer Louis Dreyfus                     1                Computer Room
124       DTMF/MF Converter, 1381/94 trunk signaling conv.                      1                Computer Room

Note: Leasehole and Building improvements convey.


5/1/96                              Page 4

                                 France Assets

                                Schedule 1.2(a)

          France Assets:

Item      Description                                                                Quantity        Location           Notes:
----      -----------                                                                --------        --------           ------
125       DTMF/MF Converter, 940602, freight import charge                             1           Computer Room
126       Monitoring, 0823/94, system test voice, Digilog Alarms monitoring equip.     1           Computer Room
127       Monitoring, 940320, import freight charge for Digilog                        1           Computer Room
128       Monitoring, 815985390, telecom. test kits                                    1           Computer Room
129       Monitoring, 940418 Import Freight Charge for Test Kits                       1           Computer Room
130       Monitoring, 9410017, Import Freight charge NEW NET Shelf and PSU             1           Computer Room
131       Monitoring, 2508/94 trunk signaling module, spare DTMF/MF Converter          1           Computer Room
132       Monitoring, 9411007, import freight charge for spare DTMF/MF Converter       1           Computer Room
133       Monitoring, import freight charge for monitoring equipment                   1           Computer Room
134       Monitoring, Call Analyzer                                                    1           Computer Room
135       Monitoring, Digilog power supply, (Spare)                                    1           Computer Room
136       Monitoring, 9511013, import freight charge Digilog PSU                       1           Computer Room
137       Channel Bank, 9408011, chassis, cable, card, and user guide                  1           Computer Room
138       Channel Bank, 9408003, chassis 17 slots by 19"                               1           Computer Room
139       Channel Bank, 9409014, Extension channel bank                                1           Computer Room
140       Channel Bank, 9510010, UMUX Channel Bank CO                                  1           Computer Room
141       Channel Bank, 3285 BAC, Prescom Equipment CO                                 1           Computer Room
142       Channel Bank, 3436, Mother Card, Prescom Equipment CO                        1           Computer Room
143       Channel Bank, 3719 Interventions, Installation Prescom Equip.                1           Computer Room
144       Timeplex, 0698/94 QVM.3, Timeplex Voice Card                                 1           Computer Room
145       Timeplex, 0697/94 QSP.4                                                      1           Computer Room
146       Timeplex, 940328 import freight charge for Timeplex                          1           Computer Room
147       Timeplex, 4560 cables                                                        1           Computer Room
148       Billing, 0792/94 pbx data recorder, Pollcat Billing System                   1           Computer Room
149       Billing, 9403116, import freight charge for Pollcat Billing System           1           Computer Room
150       Billing, CDR Manager                                                         1           Computer Room
151       Echo Cancellors                                                              6           Computer Room
152       Echo Cancellors                                                              2           Computer Room
153       Echo Cancellors                                                              2           Computer Room
154       Echo Cancellors                                                              4           Computer Room
155       ISDN Groomer, Aculab, ISDN Groomer AculabCDR                                 1           Computer Room

Note: Leasehole and Building improvements convey.


5/1/96                            Page 5

                                 France Assets

                                Schedule 1.2(a)

          France Assets:

Item      Description                                                                Quantity           Location           Notes:
----      -----------                                                                --------           --------           ------
158       Meridian Software Upgrade, OSIG Euro ISDN                                    1               Computer Room
157       Meridian Base Opt 71                                                         1               Computer Room
158       Monitoring, Test Equipment, Firebird, Breakout Box and Interceptor           1               Computer Room
159       Monitoring, Test Equipment, GNELM1 ETPP 71 Test Equipment                    1               Computer Room

Note: Leasehole and Building improvements convey.


5/1/96                             Page 6

         Schedule 1.2(b) - Contracts, Agreements and Other Instruments

1. Car leases and related car insurance policies with Logeroute for the following users:

     Authorized User       Model             Entry Date       Termination Date
     ---------------       -----             ----------       ----------------
     Ray O'Brien           Re Safrane        27/7/93          26/7/96
     Francois Guillot      Ro Rover 800      10/9/93          9/9/96
     Francois Giraudo      Re Laguna         16/5/95          15/5/98
     Jean-Yves Mathurin    Re Laguna         17/5/95          16/5/98
     Alain Carton          Citroen Evasion   30/1/96          29/1/97
     Pool Car              Peugeot 306       27/5/94          26/5/97

2. The following agreements will be split between Seller and Purchaser; computer maintenance agreement with Ista; health insurance agreement with Gan Assurances; life insurance policy with Gan Assurances; and Sun Alliance liability insurance.

                      Schedule 1.2(c) - Customer Contracts

See the attached list.

       Circuit         Customer Name
       number

         **            Arthur Andersen (SAMMI)
      000MK378         Bankers Trust & Co
      000KJ424         Banque Worms
      000SR404         Barry
      000FF112         Barry Rogiano and Salles
      000TE058         Boole & Babbage
      000UP495         Canal +
     000PG510-4        Charles Oberthur Fiduciaire
      000RU626         Civeco
      000UP992         Campagnie Generale de Geophysique
      447A230G*        Computervision
     000JK639-42       Credit Industriel et Commercial
      000HO789         Credit Lyonnais
      000FF406         Dupont Denand
     000HB063-4        Elf
      000QC517         Esso Port-Jerome
      000SF952         Esso Rueuil
      000MQ183         Esso Rueuil
      000GS834         Forasot
      000QG297         Gamma
      000MY485         Georges et Paul Levy-Soufflet
      000ND144         Givaudan Roure
     000JN368-72       Griffith Laboratories
      000HA702         Heldrick & Struggles
     000OH108-12       Hotel Mont-Thabor
      000TY811         IFA Banque
      000KE206         Institut Francais du Petrols
      000HC630         Kodak Marne
      000HC618         Kodak Paris
      000OJ405         Louis Dreyfus
     000PK003-5        Mitsukoshi
      000HS005         OECD
      000HT248         OECD
      462A765G*        Oracle
      000QG370         Paribas
      000GA799         Pinault
      000PF089         Pourtier
      452A734C*        Ralph Lauren-Polocco
      452A947J*        Reuters
      000QA170         Rothschild
      000LA598         Securite Future
      000MK430         Securite Future
     000NF382-7        Sersia
      000HA406         Siris
      000YG658         Siris
      000SA279         Sita
    000RH366/377       Sita
     000QS190-4        Soleil Nutritionel (Slim Fast)
      457A369T*        Sommer Albert
      453A425L*        Tekelec
     000HA922-7        Thomson
      000JS422         UAP Gesa Assistance
       000E959         UNEP
      000NF165         UNESCO
      000LP173         Union Europeenne de CIC
     000MW078-84       UTA Voyages

*Technical number
**LOI: Access Line ordered by Customer

                Schedule 1.2(d) - Business Licenses and Permits

None.

                           Schedule 1.2(f) - Software

None.

             Schedule 3.4 - Encumbrances or Imperfections in Title

None.

                           Schedule 3.6 - Litigation

None.

                            Schedule 3.8 - Consents

1.   Approval for the transfer of the customer contracts listed on Schedule
     1.2(c).

2.   Approval by FT for the arrangements described in Section 5.7 hereof.

3. Approval of the transfer of the automobile lease agreements and related insurance policies by Logeroute.

4. Approval by Tertius (the lessor) of (i) the sublease and wall erection at the Neuilly offices and (ii) the sharing of the equipment space at the Neuilly offices.

5.   Approval of the "splitting" of the contracts listed on Schedule 1.2(b), item 2.

6.   Publication of notice to creditors of Seller after Closing.

                  Schedule 3.9 - Enforceability of Agreements

1. Consents have not been obtained for the assignment of any of the agreements listed in items 1, 3 and 5 of Schedule 3.8.

                     Schedule 3.13 - Sufficiency of Assets

1. The Global One Joint Venture, Sprint Corporation and/or their affiliates provide the following support services to the IDDD Business: order entry, provisioning, CDR collection/transport, invoice generation, corporate security, GCSC, accounting and engineering services. None of the assets associated with providing these services will be transferred to Purchaser.

2. None of the international half circuits or domestic access lines, or national access lines which are used in connection with the IDDD Business will be transferred to Purchaser, nor are Seller, Global One
     Communications, Sprint Corporation and/or their affiliates transferring any assets associated with terminating traffic on a global network.

3. None of the assets listed on the attached list, entitled "France Shared Assets," are being transferred to Purchaser as of the date hereof. The "France Shared Assets" may be transferred to Purchaser after the date hereof in accordance with the terms and conditions set forth in the Transition Services between Purchaser, Seller and Sprint International France S.A. dated as of the date hereof.

4. The leasehold interest in the real property used to conduct the IDDD Business is not being transferred to Purchaser as of the date hereof.

5. Seller is not transferring its interests in the following agreements which relate to the IDDD Business: mobile telephone agreement with GSM, alarm system agreement with Delta Protection (LOCAM), the nodes agreement with NET, cleaning agreement with Genie Service, technical inspection agreement with MES, power agreement with Verger & Delporte, inspection agreement with CEAC, line security agreement with France Telecom, UPS agreement with Merlin Gerin, air conditioning agreement with Spie Trindel, generator agreement with A2EN, net maintenance agreement with NET, franking machine agreement with SMH Neopost, and Forte and Microsoft software license agreements.

6. None of the administrative and technical services currently provided to Seller under a Services Agreement with Sprint International France S.A. will be transferred to Purchaser.

7.   The Sprint worldwide E-mail system will not be transferred to Purchaser.

8. The telephone, telefax and telex numbers used in connection with the IDDD Business will not be transferred to Purchaser.

9.   None of the software used to operate the computer equipment listed on
     Schedule 1.2(a) will be transferred to Purchaser.

                              France Shared Assets

         France Shared Assets:

Item     Description                  Quantity    Location          Notes:
1        PABX                            1        Office
1.a      Analog Phones                   25       Office
1.b      Digital Phones                  25       Office
2        Telephone Number:               1        Office
3        12P3COM, Linkbuilder            1        Office Server
3.a      SMC, Hub Tiger 6P               1        Office Server
3.b      HP, Sauvegarde                  1        Office Server
3.c      HP, Vectra                      1        Office Server
3.d      IBM, PS2 Model 30/286           1        Office Server
4        Distribution Frame              1        Computer Room
5        Power Distribution              1        Computer Room
6        Battery Back-up                 1        Computer Room
7        Generator                       1        Computer Room
8        Air Conditioning                1        Computer Room

         General Definitions:

1 PABX: This piece of equipment is utilized by office personnel for voice communications.

2    Telephone Number: Main access line for incoming calls.

3 Server: This piece of equipment is utilized to support the local interconnection of all the personal computers and with the Global network for accounting, billing and file sharing.

4 Distribution Frame: This piece of equipment is utilized to terminate PTT connections and cross-connect to voice and data equipment.

5 Power Distribution: This piece of equipment is utilized to dispense the correct power to the appropriate piece of voice and data equipment.

6 Battery Back-up: This piece of equipment is utilized to filter all power to voice and data equipment as well as provide continue power if commercial power is loss until the generator is engaged.

7 Generator: This piece of equipment is utilized to provide emergency power to the voice and data equipment in case of extended commercial power outages.

8 Air Conditioning: This piece of equipment is utilized to provide climate control air to voice and data equipment.

                              France Shared Assets

France Shared Assets:

   Current Net Book Value as of 3/31/96: (000 US$)
1  PABX:                    22.8  Without Telephones
2  Telephone Number:         N/A
3  Server:                   0.5
4  Distribution Frame:  See Note  Items 4-8 are combined on Sprint Books at $528
5  Power Distribution:  See Note  Items 4-8 are combined on Sprint Books at $528
6  Battery Back-up:     See Note  Items 4-8 are combined on Sprint Books at $528
7  Generator:           See Note  Items 4-8 are combined on Sprint Books at $528
8  Air Conditioning:    See Note  Items 4-8 are combined on Sprint Books at $528

      Amended and Restated Schedule 3.14 - Customer Contract Terminations

1.   OECD have stated that they intend to re-evaluate the market.

2.   SIRIS are in the process of re-evaluation.

3.   UAP GESA are in the process of re-evaluation.

                 Schedule 3.14 - Customer Contract Terminations

None.

                            Schedule 4.5 - Consents

1. Purchaser is required to file a certified French translation of this Agreement with the French Tax authorities.

                    Schedule 5.8 - Miscellaneous Agreements

     The contracts described in items 1.2 of Schedule 1.2(b) shall be considered "Miscellaneous Agreements" for purposes of this Agreement.